Exhibit 10.01

SEVION THERAPEUTICS, INC.

PROMISSORY NOTE

Issuance Date:	November 10, 2016
Maturity Date:	November 10, 2017

For value received, Sevion Therapeutics, Inc., a Delaware corporation (the “Company”) hereby promises to pay the Lender the Principal Amount (each as set forth on the signature page hereto), plus any accrued but unpaid Interest (as defined below). This Note is one of a series of Notes issued to certain investors (this Note, together with such other Notes, shall be collectively referenced herein as the “Notes”) by the Company in an aggregate principal amount of Three Hundred Thousand Dollars ($300,000).

1.       Interest; Payments.

1.1       Simple interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum (“Interest”) and will begin to accrue upon the Issuance Date. Interest shall be calculated based on a 365-day year and charged for the actual number of days elapsed.

1.2       All payments of the Principal Amount and Interest shall be in lawful money of the United States of America. All payments shall be applied first to accrued Interest, and thereafter to the Principal Amount. If any payments on this Note become due on a Saturday, Sunday or a federal public holiday, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing Interest in connection with such payment.

1.3       This Note shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Lender hereof in person or by the registered Lender’s duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with the provisions of the preceding paragraph.

2.       Representations and Warranties of the Company

2.1       Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

2.2       Corporate Power. The Company has all requisite corporate power to execute, deliver and to carry out and perform its obligations under the terms of this Note. The Company represents and warrants that, upon the execution and delivery of this Note, this Note will be a valid and binding obligation of the Company, enforceable in accordance with its terms.

3.       Representations And Warranties Of The Lender.

3.1       Authority of Lender. The Lender represents and warrants that it has all necessary right and authority under all applicable provisions of law to execute and deliver this Note.

3.2       No “Bad Actor”. No “bad actor” disqualifying event described in Rule 506(d)(1) of the Act (a “Disqualification Event”) is applicable to the Lender.

4.       Default; Remedies.

4.1       Each of the following shall constitute an event of default (each, an “Event of Default”) under this Note:

(a)       The Company shall fail to pay (i) when due any Principal Amount or Interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of the Lender’s written notice to the Company of such failure to pay;

(b)       The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained this Note and (i) such failure shall continue for 15 days, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial 15-day period;

(c)       The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d)       An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(e)       The disposition or encumbrance of the Company’s assets, including, but not limited to, the grant of a license with regard to the Company’s intellectual property; or

(f)       The Company’s stockholders or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations.

4.2       Upon the occurrence and during the continuance of any Event of Default, all unpaid Principal Amount on this Note, accrued and unpaid Interest thereon and all other amounts owing hereunder shall, at the option of the Lender, and, upon the occurrence of any Event of Default pursuant to Sections 4.1 (c), (d) or (e) of this Note, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law. Lender shall have all rights and may exercise all remedies available to it under law, successively or concurrently.

5.       Ranking; Covenants. The Notes shall be unsecured and rank on parity with all unsecured indebtedness of the Company existing as of the Issuance Date. At all times while this Note remains outstanding, the Company shall not incur any indebtedness for borrowed money which is either (a) not subordinated to this Note or (b) secured by the assets of the Company.

6.       Prepayment. The Company may prepay the outstanding Principal Amount and any accrued by unpaid Interest under this Note prior to the Maturity Date without the consent of the Lender.

7.       Waiver; Payment Of Fees And Expenses. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Lender shall constitute a waiver, election or acquiescence by it.

8.       Transaction Fees and Expenses. The Company and the Lender shall pay their own costs and expenses in connection with the preparation, execution and delivery of this Note and the other transaction documents.

9.       Cumulative Remedies. Lender’s rights and remedies under this Note shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

10.       Miscellaneous.

10.1       Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Delaware, as applied to contracts entered into by Delaware residents within the State of Delaware, and to be performed entirely within the State of Delaware.

10.2       Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither party may assign this Note or delegate any of its rights or obligations hereunder without the written consent of the other party.

10.3       Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

10.4       Notices. All notices or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed or delivered to each party at the respective addresses of the parties as set forth in this Section 10.4. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or electronic mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being sent by registered or certified mail, return receipt requested. All communications shall be sent to the Lender at the address, facsimile number, or e-mail address set forth on the signature page hereto, or if to the Company, to it at 10210 Campus Point Drive, Suite 150, San Diego, California 92121, Attn: David Rector (or to such other address or e-mail address as the Lender or the Company by notice to the other party) with a copy (which shall not constitute notice) to Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, NJ 08540, Attn: Emilio Ragosa, Esq.

10.5       Amendment; Modification; Waiver. This Note (and the other Notes) may be amended, modified or waived with the written consent of the Company and the holders of a majority of the outstanding principal amount of the Notes. Notwithstanding the foregoing, no amendment or waiver of any provision of any Notes (i) shall be affected unless all Notes are treated similarly and not disproportionately, and (ii) shall not be binding on the Company (unless consented to in writing by the Company) if such amendment or waiver would increase the financial obligations of the Company under this Note (regardless of whether such amendment or waiver applies identically to all other Notes).

10.6       Usury. In the event any Interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the Interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.

10.7       Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Promissory Note as of the day and year first written above.

LENDER	SEVION THERAPEUTICS, INC.

Signature	Signature
David Rector
Printed Name	Printed Name
Chief Executive Officer
Address Line 1	Title

Address line 2

Address line 3 $
Principal Amount

[Signature Page to November 2016 Promissory Note]